EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-53517) and Form S-8 (File No. 333-11585) of SPEEDUS.COM, INC. of our report dated March 30, 2000 relating to the financial statements and financial statement schedule, which appears in this Amendment No. 3 to the 1999 Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
January 25, 2001